SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported) December 18, 1998.


                          THE RESERVE PETROLEUM COMPANY
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


           0-8157                                       73-0238060
  (Commission File Number)                   (IRS Employer Identification No.)


6801 North Broadway, Suite 300, Oklahoma City, Oklahoma             73116-9092
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code                (405) 848-7551

Item 5.    Other Events.
           ------------

In August 1993, the Company filed an action in the District Court of Leon County, Texas to quiet title to its 13/32nd interest in approximately 203 mineral acres associated with two producing oil and gas wells completed in 1988. On October 29, 1998, the Supreme Court of the State of Texas denied the petition for review filed by the defendants who had appealed the judgment rendered in favor of the Company

 Proceeds from oil and gas sales of $854,042 held in suspense by the unit operator plus interest thereon of $234,811 were released to the Company on December 18, 1998 and recorded as revenue at that time. For the year ending December 31, 1998, these receipts will increase the Company's net income after the related provision for income taxes by approximately $589,000 or $3.50 per common share outstanding.





                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              THE RESERVE PETROLEUM COMPANY






Date:   December 22, 1998                     /s/ Jerry L. Crow
        ---------------------                 ----------------------
                                              JERRY L. CROW
                                              Principal Financial and Accounting
                                              Officer